PURCHASE AND SALE AGREEMENT


THIS PURCHASE AND SALE AGREEMENT, dated ths the 28th day of June, 1999, b and between Affordable Homes of America, Inc. ("Affordable"), a Nevada corporation ("Affordable or the "Buyer", or Affordable Acquisition Group", interchangeably), and Thomas Lief the sole share-holder of Big Mountain Construction Co., Inc. a Washington corporation doing business as Big Mountain Construction ("Big Mtn. or Company", or the "Company", interchangeably)

WITNESSETH

WHEREAS, Thomas Lief, owns all
of the outstanding and issued capital stockof Big Mountain Constructio n Co. Inc., a Washington corporation doing business as Big Mountain Co nstruction, consisting of 10,000 common shares and no preferred shares; and, WHEREAS Big Mountain Construction Co. Inc. is engaged in business in Pierc County, Washington, and owns certain assets incident to its operation; and,

WHEREAS, Affordable desires to purchase from Sellerand Seller desires to sll to the Buyer, on the terms and subject to the conditions of this Agreement, all of the issued and outstanding common and preferred shares of Big Mtn.

NOW, THEREFORE, for good and valuable consideration, and the mutual covenats provided for herein, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO SELL

1.1 Subject to the terms and conditions set f orth in this Agreement, Selle hereby agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to purchase from Seller at the closing described in Article II hereof, all of Big Mtn.'s issue d an outstanding common and preferred shares issued and outstanding, which when sold and delivered to the Buyer encompasses the entirety of Big Mtn.'s assets, excepting those assets excluded as provided for hereunder, if any, and all of the liabilities of Big Mtn., except as may be excluded hereunder, if any. Without limitation, Buyer shall then be the beneficial owner of all the assets, properties and business of Seller of every kind, character and description whether tangible, intangible, real personal or mixed, and wherever located, including the following:

1.2 Owned Real Property. Those certain parcels of land more fully described on Exhibit "A", together with all privileges and appurtenances thereto and all lants, buildings, structures, installations, fixtures, improvements, betterments, betterment's and additions situated thereon and together will all easements used or useful in connection therewith (such land, improvements and easements together hereinafter collective ly referred to as the "Owned Real Property").

1.3 Real Property Leases. The leases or the real property more fully described on Exhibit "B" together with all rights and privileges under such leases (hereinafter referred to as the "Real Property Leases") to the real property subject to such leases (hereinafter referred to as t he "Leases Real Property") and together with the Owned Real Property b eing hereinafter collectively referred to as the "Real Property").

1.4 Current Assets. All cash on hand and in banks, all certificates of deposit, and all cash deposits with vendors, if any, all rights of the Company under unfilled sales orders with customers of the Company, or purchase orders with suppliers of the Company.

1.5 Equipment. All the machinery, tolls, dies, appliances, vehicles, furture, equipment (including essential replacement parts) and other tangible personal property of every kind and description that are loca-ted upon or within the Real Property, that are owned or leased by Sell er, and are utilized in connection with Seller's operations upon or wi thin the Real Property, are itemized and attached hereto as Exhibit "C" (hreinafter referred to collectively as the "Equipment"). Any of the foregoing equipment as of the date hereof that is the subject of a lease, pledge, loan or other financing arrangements is itemized and at tached hereto as Exhibit "D", which Exhibit shall describe in detail the nature and extent of any lien, lease, pledge, or loan outstanding a gainst the equipment.1.6 Inventories. All of Seller's finished goods and raw materials (whether expensed or not), including work in progress, consumable manufacturing supplies, spare parts and repair materials that are actually on hand as of the Closing Date, whether on or within the Real Property or en route thereto or elsewhere.

1.7 Intangibles. All trade names, trademarks, service marks, copyrigh ts, patents, patents rights, trade secrets, technical know-how, goodwi ll and other intangibles (including (i) tort or insurance proceeds ari sing out of any damage or destruction of any of the Assets between the date of this Agreement and the Closing Date (as hereinafter defined) a nd (ii) all contracts to be assumed by Buyer pursuant to Article IV us ed by Seller in (or owned by Seller and useful in) the operation of th e business located upon or within the Real Property.

1.8 Books and Records. All papers and records in Seller's care, custody control relating to any or all of the above described Assets andthe operation thereof, including but not limited to all blueprints and specifications, persnnel and labor relations records, environmental control records, sales records, accounting and financial records, main ten-ance and production records, plats and surveys of the Real Propert y, and plans and designs of buildings, structures, and fixtures and eq uipment.
1.9 Other Assets. All Prepaid expenses relating to any of the Assets and the operation of the Seller's business, including all memberships, licenses, agencies and permits, consents, certification, authorization s and approvals affecting or relating to ownership, operation, mainten ance, use and manner of use of the Purchased Assets and the Company.

ARTICLE II
PURCHASE PRICE, PAYMENT AND OTHER CONSIDERATION

2.1 Purchase Price.

(a) The purchase price for all the issued and outstanding common and preferred shares of Big Mtn. Shall be the aggregate sum of 215,983 restrictive common shares of Affordable. The purchase price will be paid to the Seller on the day of Closing.

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(b) Big Mtn. And Affordable represent and warrant that the unaudited financial statements of Big Mtn. For the period ended June 28, 1999, a re true and correct in all respect, and that the foregoing financial statements are being relied upon by the Buyer as being material in det ermining the total purchase price of 215,983 restrictive common shares. Big Mtn. Further warrants that there have been no material changes in the financial statements and condition of Big Mtn. Big Mtn. Presid ent and chief executive Officer agree to execute a Certificate attesti ng to the accuracy and truth-fulness of the Big Mtn.'s financial condi tionwhich shall be attached hereto as Exhibit "E" and incorporated he rein by reference.

2.2 Payment of Purchase Price. At the Closing, Buyer shall pay to the Seler, 215,983 restrictive common shares on the day of closing which represents the purchase price.

ARTICLE III

CLOSING

3.1 Closing. The Closing of the purchase contemplated herein shall take place at the offices of Affordable, Las Vegas, Nevada, on or before the 28th day of June, 1999 at 10:00am; provided the Buyer shall have a right to extend the Closing to no later than the 15th day of July, 1999 at 10:00 a.m. The date on which the Closing is herein referred to as the "Closing Date".

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ARTICLE IV

REPRESENTATIONS AND WARRANTS OF BIG MOUNTAIN CONSTRUCTION COMPANY, INC.

4.1 Big Mtn. represents and warrants to the Buyer as follows;

4.2 Organization and standing of Big Mountain Construction Company, Inc. Big Mtn. Is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington. The copies of the Certificate of Incorporation of Big Mtn., and all amendments thereto to date and the by-laws thereof, which will be delivered to the Buyer at Closing are complete and correct as the date of this Agreement.

4.3 Capitalization. The aggregate number of common shares which Big Mtn. is authorized to issue is ______ Million (______________) shares, par value of $.00 per share, of which 10,000 are issued and outstanding, and the aggregate number of preferred shares which Big Mtn. Is authorized to issue is ___________________(__________) preferred shares, par value of $.00 per share, of which no shares are issued and out-standing. All the foregoing shares are fully paid and nonassessable and have been issued infull compliance with all applicable federal and state securities laws.

4.4 Share Ownership. As to the capital stock of BigMtn. Being sold hereunder, Thomas Lief on the Closing Date, represents and warrants that it is the sole owner of record of such capital stock, free and clear of any and all liens or encumbrances with the full and complete right to sell and transfer the same to the Buyer; there are not now outstanding and will not be outstanding on the Closing Date any options, warrants, rights or agreements, commitments or contracts for the issuance of additional shares of capital stock of Big Mountain Construction Company, Inc., granting any person, firm, corporation or other entity any right or power with respect to the voting of the shares of capital stock of Big Mtn. And Thomas Lief has full power to transfer the shares of Big Mtn. Without obtaining the consent or approval of any other person or governmental authority.

4.5 Title to Properties. Big Mtn. Has good and marketable title to all other property and assets reflected in the financial statement delivered to the buyer, real and personal, tangible and intangible, subject to no security interest, mortgage, pledge, lien, conditional sales contract, encumbrances, equities, claims, covenants, conditions or restrictions, or charge, expect as disclosed to buyer or otherwise set forth in said statements or herein.

4.6 Taxes. All quarterly or periodic returns of unemployment, social security, withholding, use or other taxes relating to or affecting
Big Mtn.'s business have been timely filed and the taxes shown thereon paid in full when due.

4.7 Leases. Big Mtn. is not in default under any lease wherein Big Mtn. is the lessee.

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4.8 Disclosures.  No representation, warranty or covenant made by the
Seller in this Agreement nor in any statement or certificate furnished or to be furnished to the Buyer pursuant hereto, or is connection with the transaction contemplated hereby, contains or will contain any untrue statement of material fact, or will omit to state any material fact necessary to make the statements contained therein not misleading.

4.9 Assignment for Creditors. Big Mtn. Has not made nay assignment for the benefit of creditors, has not committed any act of bankruptcy, and has not filed any petition in bankruptcy or for reorganization or arrangement.

4.10 Good Standing. Big Mtn. is in good standing under the laws of the Ste of Washington and was formed for and has corporate powers made adequate to conduct the business now being conducted by the company and to own or lease its properties, and is qualified to do business in those foreign jurisdiction in which it is required to be qualified.

4.11 Corporate Action. The Seller has taken all corporate action nec-essary to approve the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, and other laws affecting the rights and remedies of creditors.

4.12 Financial Statements. The Seller has delivered to the Buyer copies f the financial statements or representations of the financial condition of Big Mtn. There have been no changes in financial condition of the Seller.

4.13 Dividends and Distributions. The Seller and the Company have not issued, declared, or paid any dividend on, or declared or made any dis-tribution on, or authorized the creation or issuance of, or issued, or effected any split up or any recapitalization of, any of its stock, directly or indirectly redeemed, purchased, or otherwise acquired any of the outstanding stock of the company and the Company has not agreed to take any such action.

4.14 Taxes. Within the times and in the manner prescribed by law, the Company has filed all Federal, State, local and other governmental tax assessments, penalties, interest, reports and returns required to be filed by it, which returns were prepared in accordance with generally accepted accounting principles and all applicable laws, regulations and rulings, and has paid all taxes and other charges shown on said reports and returns. There are no present disputes as to taxes of any nature payable by the Company.

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4.15  Property.  The Company has good and marketable title to all material properties and assets owned by them, including all material properties reflected in the financial condition of the Company as disclosed by Seller (except as since sold or otherwise disposed of in the ordinary course of business) free and clear of all liens, claims and encumbrances, other than (1i) as disclosed by Seller (2) any liens for taxes not yet due and payable, and (3) such imperfections of title, easements and encumbrances, if any, as are not in the aggregate material in relation to the assets of the company taken as a whole, and do not detract from the value or interfere with the present use of the material properties and assets owned by the Company or otherwise materially impair its business operations.

4.16 Condition. All material properties and assets of the Company used in its business or in the possession of the Company, are in good operating condition and repair, reasonable wear and tear excepted, and conform in all material respects to applicable laws, rules and regulations.

4.17 Patents, Trademarks, Copyrights, etc. Attached hereto and identified as Exhibit "F" is a complete and accurate schedule of the patents, trademarks, trademarks and copyrights 9 and applications therefore owned by the Company. There is no existing claim or, to the knowledge of Seller and the Company. There is no existing claim against the Company that any of their operations, activities or products infringes the patents, trademarks, tradenames, copyrights, or other property rights of others, or that the Company is wrongfully or otherwise using the trade secrets, or any property rights, of others. The Company is not a party to any license or agreement, whether a Licensor, Licensee or otherwise, with respect to any trademark, service mark, tradename, or applications for them, or any copyright.

4.18 Compliance with Law and Litigation. The company is in compliance in all material respects with all applicable laws, regulations, orders, rules, decrees, and ordinances. There are no actions, suits, proceedings, or investigations pending or threatened against or directly effecting the Company that, if decided adversely, would have a material adverse effect on the Company and, to the company's or Seller's knowledge, there are no such actions, suits, proceedings, or investigations which are probable of assertion. The Company is not in default under any order, court injunction or decree of any court or federal, state, municipal or other governmental department, of agency or arbitration panel. Neither the seller nor Big Mtn. is a party to any agreement in settlement or compromise of any suit, or cause of action instituted or threatened, which may compromise Seller's or Big Mtn.'s ability to perform this Agreement or which may materially affect the assets and properties of the Company, except as otherwise disclosed to the Buyer.

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4.19  Agreements.  Thomas Lief and the Company have in all material respects performed all obligations required to be performed by them and are not in default in any material respect under any material agreement to which any is a party, or by which any are bound and there exists no condition or event which, if with the giving of notice or the passage of time, would constitute such a default, and no party has waived any material rights under or with respect to any such agreement. Prior to the Closing Date, Thomas Lief and Big Mtn. shall have received a release of the Accounts Receivable if any exists. A release of the Accounts Receivable, if liens, is a condition of precedent to the closing of this transaction.

4.20 Real Property Leases. Attached hereto and identified as exhibit "B" and incorporated herein by this reference is a schedule of all leases of real property occupied by the Company as tenant in possession.

4.21 Zoning/Eminent Domain. No structure or improvement on the real property owned or leased by the Company violates any zoning regulation or ordinance of the state, city, town in which the property is located.
There are no notes or notices of any eminent domain proceedings or violations of law, or municipal ordinances, orders or requirements noted or issued by any department having jurisdiction, against or affecting the property. Seller is in compliance with all applicable statutes, regulations, ordinances and requirements governing the use of the leased property and there is no violation with respect thereto, or any action or proceedings, pending or threatened, alleging a violation of any such statue or regulation, except of immaterial and insubstantial violations. No violations of any easements or restriction relating to the property exists, except for immaterial and insubstantial violations which do not and will not affect the use of enjoyment of the property.

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4.22  Hazardous Substances.

(a) For the Purposes of the Agreement,

(1) The term "Hazardous Substance" shall mean any substance which at any time shall be listed as "hazardous" or "toxic" or in the regulations implementing the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. SS9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. SS9601 et seq. or which has been or shall be determined at any time by any agency or court to be hazardous or toxic substance regulated under Applicable Law, as defined below. The term "Hazardous Substance" shall also include, without limitation, raw materials, building components, the products of any manufacturing or other activities on the subject property, wastes, petroleum, and source, special nuclear or by-product material as defined by the atomic Energy Act of 1954, as amended (42 U.S.C. SS3011, et seq., as amended).

(2) The term "Applicable Law" shall include, but shall not be limited to, CERCLA, RCRA, the Federal Water Pollution Control Act, 33 U.S.C. 551251 et seq., the Clean Air Act, 42 U.S.C. 57401 et seq., and the regulations thereunder, and any other local, state, and/or federal laws or regulations, whether currently in existence or hereafter enacted, that govern

(i) The existence, cleanup and/or remedy of contamination of property;

(ii) The protection of the environment from spilled, deposited or otherwise emplaced contamination;

(iii) The control of hazardous wastes; or

(iv) The use, generation, transport, treatment, removal or recovery of Hazardous Substances, including building materials.

(c) With respect to the real property owned or leased by the Company;

(1) No claim, lawsuit, agency proceeding or other legal, quasi-legal or administrative challenge has been brought concerning the property, the operation of the property, or existence of any hazardous condition thereon during Seller's period of ownership.

(2) The Company has not used the property for any industrial or commercial operation which utilizes Hazardous Substances, except as otherwise disclosed to the Buyer in writing. Seller is not aware of any such prior use of the property, except as otherwise disclosed to the buyer in writing.

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(3) The Company has not spilled, discharged, released, deposited, or placed any Hazardous substance on the property, whether in containers or other impoundment's, or directly in the lands or waters of the property, except as otherwise disclosed to the Buyer in writing. Seller and the Company are not aware of any such substances in or on the property, except as otherwise disclosed to the Buyer in writing.

(4) The Company has not installed or affixed any asbestos-containing material in the structures on the property.

(5) The Company has not affixed or installed any electrical transformer, fluorescent light fixtures or other electrical equipment containing PCB's in the property, except as otherwise disclosed to the Buyer in writing.

(6) The Company has not installed any storage tanks, barrels, sumps, impoundment's or other containers or equipment (moveable or fixed) for the containment of Hazardous Substances in any part of the property, except as otherwise disclosed to Buyer in writing. Seller is not aware of any such prior installations, except as other disclosed to Buyer in writing.

(7) No governmental entity has served upon the Company any notice claiming any violation of any state, ordinance or regulations or noting the need for any repair, construction, alteration or installation with respect to the property, or requiring any change in the means or methods of those conducting operation.

4.23 Permits. All permits, licenses, franchises, concession, zoning and environmental variances and other governmental approvals, authorizations, and orders which have been obtained in connection with the conduct of the business of the company or in connection with the real property owned or leased by the company and which are necessary to the continued conducting of the Company's business are presently in full force and effect; no suspension or cancellation of any of same is threatened; and the transfer of the stock of Big Mtn. to Buyer will not affect the validity or effectiveness, and will not require the consent or approval of any party to, or any other person or governmental agency having jurisdiction over, any such permit, license, franchise, concession, variance, approval, authorization or order.

4.24 Changes in Financial Condition. The financial condition of the Company has not been except as otherwise disclosed in writing to the Buyer or its representatives, any;

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(1) Transaction by the Company except in the ordinary course of business;

(2) Capital expenditures by the Company, other than in the ordinary course of business;

(3) Material adverse change in the financial condition, liabilities, assets, business or prospects of the Company;

(4) Destruction, damage to, or loss of any assets of the Company
(whether or not covered by insurance) that materially and adversely affects the financial condition, business or prospects of the Company;

(5) Labor trouble or other event or condition of any character materially and advisedly affecting the financial condition, business, assets or prospects of the Company;

(6) Change in accounting methods or practices of the Company;

(7) Revaluation by the company of any of its assets;

(8) Increase in the salary or other compensation payable or to become payable by the Company to any of its officers, director or employees, or the declaration, payment or commitment or obligation of any kind for the payment by the Company, of a bonus or additional salary or compensation to any such person;

(9) Sale or transfer of any assets of the Company except in the ordinary course of business;

(10) Amendment or termination of any contract, agreement or license to which the Company is a party except in the ordinary course of business;

(11) Loan by the Company to any person or entity, or guaranty by the Company or of any loan;

(12) Mortgage, pledge or other encumbrance of any asset of the Company;

(13) Waiver or release of any right or claim of the company except in the ordinary course of business.

(14) Other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets or prospects of the Company;

(15) Agreement by the Company to do any of the things described in the preceding clauses (1) through (14).

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4.25  Liabilities.  All debts, liabilities and obligation incurred after that date were incurred in the ordinary course of business, and are usual and normal in amount both individually and in the aggregate.

4.26 Inventories. The inventories of raw materials, work in progress and finished goods (collectively "inventories') disclosed consists of items of quality and quantity useable and sellable in the ordinary course of business by the Company. All items disclosed are property of the Company, except for sales made in the ordinary course of business.

4.27  Accounts Receivable.  The accounts receivable disclosed arose
form valid sales in the ordinary course of business.   These accounts
have been collected in full since the date of disclosure or are collectible at their full amounts, expect as otherwise disclosed to the Buyer.

4.28 Insurance. Attached hereto, identified as Exhibit "G" is a schedule together with copies of all insurance policies carried by the company concerning its business and properties. All of these policies are in the respective amounts set forth, cover property damage, loss by fire and other casualty, and protect against all liabilities, claims and risks against which it is customary to insure.

4.29 No Default. The consummation of the transaction contemplated by this Agreement will not result in or constitute a default or an event that, a default or an event that, with notice or lapse of time or both, would be a default, breach or violation of the Articles of Incorporation or By Laws of the Company, or of any license, contract, agreement or arrangement to which the Company or Thomas Lief is a party or by which any of them or the property of any of them is bound, or create or impose any lien, charge or encumbrances on any of the properties of the Company, or result in a breach of, or constitute a default under, any mortgage lien, lease, agreement or instrument, to which wither Thomas Lief, or the Company is a party.

4.30 Officers and Directors. Upon the execution of hereof on the Closing Date, the officers and directors of the Company will be as follows;

Big Mountain Construction Company, Inc.
President CEO and Director, Merle Ferguson
Vice President and Director,  Thomas Lief
Secretary/Treasurer and Director, Susan Donohue

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4.31 Employees.  Attached hereto identified as Exhibit "H".

4.32  Employee Benefit Plans.  Attached hereto identified as Exhibit "I".

4.33 Powers of Attorney and Bank Accounts. Attached hereto, identified as Exhibit "J" is a true list of (i) the names and addresses of all persons holding a power of attorney on behalf of the company; and (ii) the names and addresses of all banks or other financial institutions in which the Company has an account, deposit or safety deposit box, the account and box numbers, and the names of all persons authorized to draw on these accounts or deposits or to have access to these boxes.

4.34 Accuracy of Deliveries. All instruments, agreements, lists, schedules, summaries, memoranda, or other documents that have been delivered to the Buyer relating to the business or financial condition of the Company and all exhibits hereto are correct and complete in all material respects and do not omit to state any material fact required to be stated therein or necessary to make the statements therein no misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTS OF THE BUYER

5.1 The Buyer represents and warrants to the Seller as follows:

5.2 Organization and Standing. The Buyer is a corporation organized, validly existing and in good standing under the laws of the State of Nevada.

5.3 Absence of Conflict. The execution and delivery of this agreement and consummation of the purchase contemplated hereby will not conflict with or result in any breach of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of the Buyer, nor be in violation of or constitute a default under nay agreement or instrument under which the Buyer is a party.

5.4 Authority. The execution of this Agreement has been authorized by all requisite corporate action on the part of the Buyer.

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5.5 Disclosure.  No representations, warranties, covenants or statements make by the Buyer in this Agreement, or in any financial statement, other statement or certificate furnished or to be furnished to the Seller or the stockholders of the Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact, or will omit to state any material fact necessary to make the statements contained therein not misleading.

5.6 Corporate Organization and Capitalization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of Buyer's Certificate of Incorporation or By-Laws, or in any manner which would materially impair Buyer's ability to perform this Agreement and the transactions contemplated hereby, violate or conflict with any term of, or result in the acceleration of any obligation of the Buyer or result in a breach of, or constitute a default under, any mortgage, lien, lease, agreement or instrument to which the Buyer is bound.

5.7 Corporate Authorization. Buyer has taken all corporate action necessary to approve the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Buyer, enforceable in accordance with its terms.

ARTICLE VI

CONDUCT OF BUSINESS PENDING CLOSING

6.1 The Seller covenants that pending the Closing Date, Big Mountain Construction Company, Inc. will:

6.1.1 Carry on and conduct their business in the ordinary course.

6.1.2 Make no changes in their authorized or issued capital stock.

6.1.3 Make no sale or other disposition of any of the assets, inventories or property other than in the ordinary course of business, without the prior written consent of the Buyer.

6.1.4 Make no sale of any machinery, equipment and fixed assets; and

6.1.5 Cause no new liens or other new encumbrances to be placed upon any of the assets or property of the Company.

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ARTICLE VII

SELLER'S REQUIREMENTS

7.1 All obligations of the Seller hereunder are made expressly conditioned upon and subject to the fulfillment, prior to or at the Closing of each of the following conditions;

7.2 The representations and warranties of the Buyer contained in this Agreement shall be true and correct on and as of the Closing
Date, with the same effect as though said representations and warranties has been made on and as of the closing Date;

7.3 The Buyer shall have performed, complied with or satisfied all agreements, covenants and conditions required by this Agreement to be performed, complied with or satisfied by, at or prior to the Closing Date;

7.4 There shall have been delivered to the Seller on the Closing Date such documents with respect to the foregoing and in compliance with this Agreement as the Seller may reasonable request;

7.5 The Buyer shall have tendered to Thomas Lief the purchase price determined pursuant to Article II, paragraph 2.1 required to be paid at the Closing;

7.6 The Buyer shall have furnished to the Seller a certificate dated as of the Closing Date, in form and substance satisfactory to the Seller and his counsel, to the effect that:

7.6.1 The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the corporate power and authority to carry on its business as conducted on the Closing date and to own and hold the property which it purports to hold and own on the Closing Date.

7.6.2 This Agreement has been duly authorized, executed and delivered by the Buyer and constitutes a valid and binding agreement of the buyer according to its terms;

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7.6.3 Neither the execution or the delivery of this Agreement or the consummation of the transaction contemplated by the Agreement will conflict with, or result in a breach of, any of the terms, provisions or conditions of any laws or regulation, or order, writ, injunction or decree or any court or governmental instrumentality of the corporate charter or by-laws of the Buyer or of any agreement or instrument to which it is a party or by which the Buyer or its property or assets may be bound or effected; and

7.6.4 Such other matter incident to the transactions contemplated hereby as the Seller or its counsel may reasonable request.

7.7 The Buyer shall have obtained releases for Thomas Lief from any and all guarantees to any individual, business entity, or financial institution, or otherwise provided for the indemnification of Thomas Lief for any such obligation. Such releases or indemnification thereof from guarantees to be in such form as acceptable to the Seller and its counsel.

ARTICLE VIII

MAINTENANCE OF INSURANCE

8.1 Seller and Big Mountain agrees to keep in full force and effect any and all insurance policies presently in effect up to and including the Closing Date.

ARTICLE IX

INVESTIGATION BY THE BUYER

9.1 During the period from the date of this Agreement until Closing, the Buyer shall be given free access to the offices, buildings, properties, records, files, stock books, minute books, books of account and copies of tax returns of the Seller and the Company for the purpose of conducting and investigation of its financial condition, corporate status, liabilities, contracts, business operations, property and title thereto, litigation, and all other matters relating to the business, properties and assets of the Seller through its employees or independent public accountants or outside business consultants;
provided, however, that such investigation shall be conducted in a manner that does not unreasonable interfere with the operations and employee relationships of the Seller and the Company and upon reasonable prior notice to the Seller. The Seller and the Company shall cause its personnel to assist the Buyer in making such investigation and shall cause its counsel, accountants, employees and other representatives to be available to the Buyer for such purposes. Suring such investigation, the Buyer shall have the right to make copies of such records, files, tax returns and other materials as it may deem advisable. If this Agreement is not consummated as provided herein, the Buyer and its representatives shall treat all information in the public domain, as confidential and shall return to the Seller all copies made by the Buyer and its representatives of such material.

ARTICLE X

CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

10.1 All obligations of the Buyer hereunder are made expressly contingent upon and subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

10.1.1 Big Mountain shall continue to operate its business in the ordinary course pending the execution and consummation of this Agreement.

10.1.2 The Seller's and Big Mountain representations, warranties and covenants contained in this Agreement shall be true on the Closing Date as though made at such time and shall have delivered to Buyer a certificate to the effect dated on the Closing Date.

10.1.3 The Seller shall have performed and complied with all agreements and conditions required by the Agreement to be performed or complied with by them prior to or on the Closing Date.

10.1.4 The Seller shall have caused all books and records of big
Mountain to be delivered to or upon the instruction of the Buyer.

ARTICLE XI

ACTIONS AFTER THE CLOSING

The Seller, Thomas Lief, and the Buyer hereby agree that the following acions will be taken after the Closing Date.

11. Subsequent to the Closing Date each party to this Agreement shall at the request of the other furnish, execute and deliver such documents, instruments, certificates, notices or other assurances as counsel for the requesting party, shall reasonably require as necessary or desirable to effect complete consummation of this Agreement or in connection with the preparation and filing of reports required or requested by government agencies, stock exchanges, or other regulatory bodies.

ARTICLE XII

BENEFIT

12. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors, assigns, personal representatives, executors and beneficiaries.

ARTICLE XIII

NOTICES

13. Any notices provided for
in or permitted by this Agreement shall be in writing and shall be deemed to have been given if delivered or mailed, first class, postage prepaid, addressed as follows:

                     Buyer:
                     Affordable Homes of America, Inc.
                     4505 W. Hacienda Ave.
                     Unit I-1
                     Las Vegas, Nevada 89118

                     Seller:
                     Thomas Lief
                     6947 Coal Creek Pkwy. SE  Ste. 288
                     New Castle, Washington 98059

Any party, by a written notice to the other parties hereto, may change the address for purpose of the receipt of notice hereunder.


ARTICLE XIV

NAME OF CORPORATION

14. The Seller shall convey all of its right, title and interest in the name Big Mountain Construction to the Buyer.

ARTICLE XV

REPRESENTATION RESPECTING CONDUCT OF BUSINESS

15. The Seller and Thomas Lief warrant and represent that between the date hereof and the Closing:

15.1 Big Mtn. will continue to conduct its business diligently and only in the ordinary course, and will not pay any bonuses to Thomas Lief or take any action (other than the actions contemplated by this Agreement) which would cause any adverse change in such business or in the properties of Big Mountain, other than changes in the ordinary course of business.15.2 From the date of the execution hereof, Big Mtn. has not and will not pay any dividends or make any other distributions or payments with respect to its capital stock nor will it directly or indirectly redeem, purchase or otherwise acquire any of its capital stock, without the prior written consent of the Buyer.


ARTICLE XVI

UNDISCLOSED LIABILITIES

16. "Undisclosed Liabilities" are those liabilities that Thomas Lief a nd Bg Mountain knew or should have known were in existence and would o r likely constitute a charge against Big Mountain. In the event sub-sequent to the Closing Date, the Buyer is presented with or discovers an "Undisclosed Liability" as defined herein, the Buyer shall immediately notify Thomas Lief of the claim, whether contingent or otherwise, and seek indemnification from Thomas Lief for any and all liability that may arise out of the claim, including all costs incurred by the Buyer in defending the same together with a reasonable attorney fee, if Thomas Lief elects to reject the claim, the Buyer shall be entitled to any and all remedies at law and equity against Thomas Lief. It is understood and agreed that neither Thomas Lief nor his agents or representatives shall in any respect be personally liable for and 'undisclosed liabilities" or for any other matter relating to this transaction.

ARTICLE XVII

REMEDIES

17. Time is of the essence in this transaction. In the event of a de-fault hereunder by a party, the other party not otherwise in default will have all available remedies provided for under this Agreement and Washington law. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder, now or hereafter existing, at law or in equity by statute or otherwise. The election of any one or more remedies by any party shall not constitute a waiver of the rights to pursue or utilize other available remedies.

ARTICLE XVIII

INDEMNIFICATION PROVISIONS

18. Thomas Lief and Big Mountain agree to indemnify and hold Buyer harmless against any tax liabilities, penalties and interest arising from audits by the IRS or state taxing authorities, and any "Undisclosed Liabilities" as defined in Paragraph 16.1 subpra, with respect to matters prior to the Closing and subsequent thereto.

ARTICLE XIX

MISCELLANEOUS PROVISION

19. Complete Agreement. All agreements between the parties are set forth in this Agreement and may not be changed or modified except by an instrument in writing, signed by all the parties hereto.

19.1 Binding Effect. This Agreement and any document referred to shall inure to the benefit of and be binding upon the parties, their respec-tive executors, administrators, legal representatives, heirs and assigns; provided it isunderstood and agreed that this Agreement may not be assigned except upon the prior written agreement of all parties hereto.

19.2 Counter parts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

19.3 Headings. The eadings in this Agreement are inserting for convenience only and shall not constitute one in the same instrument.

19.4 Further Assurances. The parties hereto all agree to execute any and all other documents and to take such other action or corporate proceedings as may be necessary, expedient, or desirable to carry out the terms and provision hereof.

9.5 Governing Law. This agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Washington.

19.6 Exhibits. All Exhibits attached hereto are incorporated herein by ths reference.IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed anddelivered on the date first above written.



AFFORDABLE HOMES OF AMERICA, INC.

By: /S/ Merle Ferguson
        --------------
        Merle Ferguson
        President


BIG MOUNTAIN CONSTRUCTION COMPANY, INC.

By: /S/ Thomas Lief
        -----------
        Thomas Lief
        President